Washington Federal, Inc.
425 Pike Street
Seattle, WA 98101

Contact:  Cathy Cooper
(206) 777-8246

Monday, July 16, 2007
FOR IMMEDIATE RELEASE


Washington Federal Announces 3rd Quarter Earnings


SEATTLE - Washington Federal, Inc. (Nasdaq: WFSL), parent company of Washington Federal Savings, today announced earnings of $34,265,000 or $.39 per diluted share for the quarter ended June 30, 2007, compared to $35,337,000 or $.40 per diluted share for the quarter ended June 30, 2006, a 3.0% decrease in earnings. For the nine months ended June 30, 2007 earnings were $101,132,000 or $1.15 per diluted share, compared to $107,823,000 or $1.24 per diluted share for the nine months ended June
30, 2006, a 6.2% decrease in earnings.

The third fiscal quarter produced a return on assets of 1.38%, while return on equity amounted to 10.55% for the quarter. Nonperforming assets totaled $12 million or 0.12% of assets as of June 30, 2007. Delinquent loans remain near historic lows with only 167 loans of 45,205 in the portfolio more than 30 days past due.

Chief Executive Officer Roy M. Whitehead commented, "Earnings compared to the same period one year ago were reduced by higher operating expenses and taxes resulting from the acquisition of First Federal Bank of the Southwest. Relative to the second fiscal quarter though, earnings increased by $782 thousand, the second consecutive quarter of earnings growth. We are also encouraged to note that net interest income increased by $2.8 million over the same quarter last year, attributable in large part to the loans and deposits obtained through the aquisition. Although charge-offs (including specific reserves) were higher this quarter, asset quality continues to be quite good, despite the persistent weakness in the housing sector."

On July 2, 2007, Washington Federal announced the signing of a definitive merger agreement with First Mutual Bancshares, Inc. ("First Mutual"). The merger agreement calls for the merger of First Mutual with and into the Company, followed by the merger of First Mutual Bank into the Company's wholly owned subsidiary, Washington Federal Savings, in a stock and cash transaction valued at approximately $189.8 million. As of March 31, 2007, First Mutual had $861 million in loans, $772 million in deposits and 12 branch locations located primarily on the eastside of Seattle. The merger is expected to close in the fourth calendar quarter of 2007, pending the receipt of all requisite regulatory approvals and the approval of First Mutual's shareholders. Management of Washington Federal expects the transaction to be accretive to earnings in 2008.

During the quarter, 71,700 shares of stock were repurchased as part of an ongoing share repurchase program. As of June 30, 2007, Washington Federal had an existing authorization to repurchase up to approximately 3 million additional shares.

On June 25, 2007, Washington Federal announced a 2.4% increase in the Company's quarterly cash dividend to 21 cents per share from 20.5 cents per share. The dividend will be payable July 20, 2007 to common stockholders of record on July 6, 2007. This will be the Company's 98th consecutive quarterly cash dividend and represents the 42nd increase in the cash dividend since 1982.

Washington Federal Savings, with headquarters in Seattle, Washington, has 136 offices in eight western states.



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

                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)


                                                                        June 30, 2007     September 30, 2006
                                                                        --------------     ------------------
                                                                        (In thousands, except per share data)

ASSETS
Cash and cash equivalents .........................................         $    70,360          $     45,722
Available-for-sale securities, including mortgage-backed
   securities of $1,179,483........................................           1,421,570             1,451,038
Held-to-maturity securities, including mortgage-backed
   securities of $135,590 .........................................             143,709               184,928
Loans receivable, net .............................................           7,970,312             7,078,443
Interest receivable ...............................................              46,042                42,304
Premises and equipment, net .......................................              74,420                62,159
Real estate held for sale .........................................               6,200                 3,903
FHLB stock ........................................................             132,793               129,453
Intangible assets, net ............................................             107,834                56,259
Other assets ......................................................              12,885                14,811
                                                                            -----------           -----------
                                                                            $ 9,986,125           $ 9,069,020
                                                                            ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Customer accounts
   Savings and demand accounts ....................................         $ 5,937,080           $ 5,285,708
   Repurchase agreements with customers ...........................              17,876                26,018
                                                                            -----------           -----------
                                                                              5,954,956             5,311,726
FHLB advances .....................................................           1,817,704             1,500,000
Other borrowings...................................................             800,163               870,000
Advance payments by borrowers for taxes and insurance .............              19,080                29,505
Federal and state income taxes ....................................              36,026                39,667
Accrued expenses and other liabilities ............................              62,780                55,402
                                                                            -----------           -----------
                                                                              8,690,709             7,806,300
STOCKHOLDERS' EQUITY
Common stock, $1.00 par value, 300,000,000 shares authorized;
   104,767,132 and 104,467,245 shares issued; 87,360,751 and
   87,338,824 shares outstanding ..................................             104,767               104,467
Paid-in capital ...................................................           1,250,684             1,246,025
Accumulated other comprehensive loss, net of taxes ................             (18,222)               (5,975)
Treasury stock, at cost; 17,406,381 and 17,128,421 shares..........            (211,952)             (204,930)
Retained earnings .................................................             170,139               123,133
                                                                            -----------           -----------
                                                                              1,295,416             1,262,720
                                                                            -----------           -----------
                                                                            $ 9,986,125           $ 9,069,020
                                                                            ===========           ===========

CONSOLIDATED FINANCIAL HIGHLIGHTS
Stockholders' equity per share ....................................         $     14.83         $       14.46
Stockholders' equity to total assets ..............................               12.97%                13.92%
Weighted average rates at period end
  Loans and mortgage-backed securities ............................                6.58%                 6.48%
  Investment securities* ..........................................                4.45                  4.10
  Combined loans, mortgage-backed securities
     and investment securities ....................................                6.49                  6.38
  Customer accounts ...............................................                4.32                  4.05
  Borrowings ......................................................                4.50                  4.55
  Combined cost of customer accounts and borrowings ...............                4.37                  4.20
  Interest rate spread ............................................                2.12                  2.18

*Includes municipal bonds at tax equivalent yields and cash equivalents



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

                    WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                 Quarter Ended June 30,        Nine Months Ended June 30,

                                                                 -----------------------        --------------------------
                                                                  2007             2006           2007              2006
                                                                --------         --------       ---------        ---------
                                                                           (In thousands, except per share data)

INTEREST INCOME
Loans ......................................................   $ 135,458         $112,325      $ 387,929        $ 321,004
Mortgage-backed securities .................................      18,677           17,312         56,216           47,405
Investment securities and cash equivalents .................       4,485            5,245         11,952           19,694
                                                                --------         --------       --------         --------
                                                                 158,620          134,882        456,097          388,103

INTEREST EXPENSE
Customer accounts ..........................................      63,712           47,236        178,697          127,544
FHLB advances and other borrowings .........................      28,489           24,040         83,399           67,415
                                                                --------         --------       --------         --------
                                                                  92,201           71,276        262,096          194,959
                                                                --------         --------       --------         --------
NET INTEREST INCOME ........................................      66,419           63,606        194,001          193,144
Provision for loan losses ..................................       1,000              100          1,200              185
                                                                --------         --------       --------         --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ........      65,419           63,506        192,801          192,959

OTHER INCOME
Gain (loss) on securities, net .............................           -                -             11                -
Other ......................................................       5,230            4,002         11,644           10,796
                                                                --------         --------       --------         --------
                                                                   5,230            4,002         11,655           10,796

OTHER EXPENSE
Compensation and fringe benefits ...........................      11,577            9,841         31,991           27,115
Occupancy ..................................................       2,300            2,030          6,454            5,959
Other ......................................................       3,340            1,925          8,779            6,906
                                                                --------         --------       --------         --------
                                                                  17,217           13,796         47,224           39,980
Gain (loss) on real estate acquired through foreclosure, net         (17)              39            139              184
                                                                --------         --------       --------         --------
Income before income taxes .................................      53,415           53,751        157,371          163,959
Income taxes ...............................................      19,150           18,414         56,239           56,136
                                                                --------         --------       --------         --------
NET INCOME .................................................    $ 34,265         $ 35,337       $101,132         $107,823
                                                                ========         ========       ========         ========

PER SHARE DATA
Basic earnings .............................................    $    .39         $    .41     $     1.16         $   1.25
Diluted earnings ...........................................         .39              .40           1.15             1.24
Cash dividends .............................................        .210             .205           .620             .605

Weighted average number of shares outstanding,
   including dilutive stock options ........................  87,514,339       87,502,860     87,602,549       87,428,766

PERFORMANCE RATIOS
Return on average assets ...................................        1.38%            1.63%          1.42%            1.70%
Return on average stockholders' equity .....................       10.55%           11.57%         10.49%           11.89%

Net interest margin ........................................        2.77%            3.00%          2.80%            3.12%



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